Exhibit 3.31(a)

CERTIFICATE OF FORMATION

OF

NORTH CAROLINA PHARMACEUTICAL SERVICES, LLC

The undersigned natural person of the age of eighteen (18) years or more, being an authorized person under the Delaware Limited Liability Company Act, hereby executes this Certificate of Formation.

1.             NAME.   The name of the limited liability company is North Carolina Pharmaceutical Services, LLC.

2.             REGISTERED OFFICE.   The address of the limited liability company’s registered office is 1209 Orange Street, Wilmington, Delaware 19801.

3.             REGISTERED AGENT.   The name and address of the limited liability company’s registered agent is the Corporation Trust Company, 1209 Orange Street, Wilmington, Delaware 19801.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of North Carolina Pharmaceutical Services, LLC this 3rd day of January, 2003.

By:	/s/	Phillip H. Watts
Phillip H. Watts
Authorized Person

STATE OF DELAWARE.
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:30 PM 01/07/2003
030012094 – 3611776